                                                                           10.14

                             MEDIQUAL SYSTEMS, INC.

                                 2,000 Shares of
                       Class C Convertible Preferred Stock

- --------------------------------------------------------------------------------
                            STOCK PURCHASE AGREEMENT
- --------------------------------------------------------------------------------


                                  April 1, 1993

                             MEDIQUAL SYSTEMS, INC.
                            Stock Purchase Agreement
                                  April 1, 1993

                                      INDEX
                                      -----

                                                                                                    Page
                                                                                                    ----
SECTION 1.            TERMS OF PURCHASE..........................................................    1

         1.1.         Description of Securities..................................................    1
         1.2.         Reserved Shares............................................................    1
         1.3.         Sale and Purchase..........................................................    1
         1.4.         Closing....................................................................    2


SECTION 2.            REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY..............................................................    2

         2.1.         Organization and Corporate Power...........................................    2
         2.2.         Authorization..............................................................    3
         2.3.         Capitalization.............................................................    3
         2.4.         Financial Statements and Backlog...........................................    4
         2.5.         Absence of Undisclosed Liabilities.........................................    4
         2.6.         Absence of Certain Developments............................................    4
         2.7.         Title to Properties........................................................    5
         2.8.         Tax Matters................................................................    5
         2.9.         Contracts and Commitments..................................................    6
         2.10.        No Defaults................................................................    6
         2.11.        Patents; Trade Secrets; Employee Restrictions..............................    7
         2.12.        Effect of Transactions.....................................................    7
         2.13.        Litigation.................................................................    8
         2.14.        Offerees...................................................................    8
         2.15.        Business...................................................................    8
         2.16.        Information Supplied to Purchasers.........................................    8
         2.17.        Brokerage..................................................................    9

SECTION 3.            CONDITIONS OF PURCHASE.....................................................    9

         3.1.         Certificate of Company.....................................................    9
         3.2.         Opinion of Company Counsel.................................................    10
         3.3.         Authorization..............................................................    10

         3.4.         Amendment and Restatement of Certificate
                        of Incorporation.........................................................    10
         3.5.         Agreement of Shareholders; Registration Rights
                        Agreement................................................................    10
         3.6.         All Proceedings Satisfactory...............................................    10
         3.7.         Waivers and Consents.......................................................    10
         3.8.         Purchase of Common Stock...................................................    11
         3.9.         Due Diligence..............................................................    11
         3.10.        Termination of Agreements..................................................    11

SECTION 4.            COVENANTS OF THE COMPANY...................................................    11

         4.1.         Financial Statements.......................................................    12
         4.2.         Budget and Operating Forecast and Monthly
                        Financial Statements.....................................................    12
         4.3.         Conduct of Business........................................................    13
         4.4.         Payment of Taxes, Compliance with Laws, etc................................    13
         4.5.         Adverse Changes............................................................    13
         4.6.         Insurance..................................................................    13
         4.7.         Maintenance of Properties..................................................    14
         4.8.         Affiliated Transactions....................................................    14
         4.9.         Management Compensation....................................................    14
         4.10.        Use of Proceeds............................................................    14
         4.11.        Board of Directors meetings................................................    14
         4.12.        Right to Participate in Sales of Additional Securities.....................    14
         4.13.        Agreement of Shareholders..................................................    16
         4.14.        Distributions or Redemption of Capital Stock...............................    16
         4.15.        No Amendments to Certificate of Incorporation or
                        By-Laws..................................................................    16
         4.16.        Restrictions on Other Agreements...........................................    16

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF
                        PURCHASERS...............................................................    16

SECTION 6.            GENERAL....................................................................    18

         6.1.         Amendments, Waivers and Consents...........................................    18
         6.2.         Survival of Covenants; Assignability of Rights.............................    18
         6.3.         Governing Law..............................................................    18
         6.4.         Section Headings...........................................................    19
         6.5.         Counterparts...............................................................    19
         6.6.         Notices and Demands........................................................    19
         6.7.         Severability...............................................................    19
         6.8.         Expenses...................................................................    20

                         AGREEMENT FOR PURCHASE AND SALE
                    OF CLASS C CONVERTIBLE PREFERRED STOCK OF
                             MEDIQUAL SYSTEMS, INC.

         AGREEMENT made as of this 1st day of April, 1993 by and among MediQual Systems, Inc., a Delaware corporation (the "Company"), and the persons named in Exhibit A hereto (collectively, the "Purchasers," and each individually, a "Purchaser").

SECTION 1.        TERMS OF PURCHASE

         1.1. Description of Securities. The Company has authorized the issuance and sale to the Purchasers of the greater of (i) 2,000 shares (such shares, or such greater number of shares determined in accordance with sections 1.1(i) hereof are referred to herein as the "Purchased Shares") of its authorized but unissued Class C Preferred Stock, $.01 par value (the "Class C Preferred Shares") and (ii) that number of shares of Class C Preferred Stock which would at the time of purchase, on an as-converted basis, equal 8.83006% of the outstanding Common Stock, $.001 par value (the "Common Stock"), assuming the conversion and exercise of all securities convertible into or exercisable for Common Shares including the Purchased Shares but excluding Common Shares issued to Eric Kriss and Warrants to purchase up to 632,275 Common Shares issued to holders of the Company's Class B Preferred Stock, $0.01 par value), in either case for an aggregate purchase price of $2,000,000 for all the Purchased Shares. Simultaneously, the Purchasers will purchase 1,107,611 Common Shares which have previously been issued and outstanding and options to acquire an additional 1,107,611 such shares.

         1.2. Reserved Shares. The Company will authorize and will reserve, and covenants to continue to reserve, a sufficient number of shares of the Common Shares to satisfy the rights of conversion of the holders of the Purchased Shares. Any shares of Common Shares or any successor class of stock of the Company hereafter issued or issuable upon conversion of the Class C Preferred Shares are herein referred to as "Conversion Shares," and the Class C Preferred Shares and the Conversion Shares are herein collectively referred to as the "Securities."

         1.3. Sale and Purchase. Subject to the terms and conditions herein set forth, the Company shall issue and sell to each of the Purchasers, and each Purchaser shall purchase from the Company, (i) the number of Purchased Shares set forth opposite the name of such Purchaser in Column 2 of Exhibit A or, (ii) if more than 2,000 Purchased

Shares are sold to the Purchasers pursuant to Section 1.1(ii) above, each Purchaser shall purchase such Purchased Shares pro rata, based on the numbers set forth opposite such Purchaser's name in Column 2 of Exhibit A, in either such case, for the aggregate purchase price set forth in Column 3 of Exhibit A.

         1.4. Closing. A Closing (the "Closing") of the sale and purchase of the Purchased Shares shall take place at the offices of Ropes & Gray, located at One International Place, Boston, Massachusetts, at 10:00 a.m. on April 30, 1993, or such other date, time and place as shall be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). If the Closing does not occur on or before April 30, 1993 or at such later date agreed upon by the parties hereto, due to the conditions in Section 3 hereof not being met to the satisfaction of the Purchasers or waived by the Purchasers in their sole discretion with no obligation to do so, this Agreement shall terminate and be of no further force and effect and the parties hereto shall have no further obligations to each other. At the Closing the Company will deliver the Purchased Shares being acquired by each Purchaser in the form of a certificate issued in such Purchaser's name or in the name of its nominee (of which the Purchaser shall notify the Company not less than three (3) business days prior to the Closing) against payment of the purchase price therefor by or on behalf of each Purchaser to the Company by certified or bank cashier's check or by wire transfer.

SECTION 2.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Purchasers to enter into this Agreement and purchase the Purchased Shares hereunder and to purchase the Common Shares and options described under Section 1.1 hereof, the Company hereby represents and warrants that, except as disclosed in the Schedule Volume delivered herewith (the "Schedule Volume"):

         2.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required and failure to have such qualification may have a material adverse effect on the Company. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and generally to carry out the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-Laws of the

Company, as amended to date, which have been furnished to counsel for the Purchasers by the Company, are correct and complete. The Company is not in violation of any of its Certificate of Incorporation or By-Laws, or any material agreement, instrument, judgment, decree or order applicable to the Company the violation of which would have a material adverse effect on the Company.

         2.2. Authorization. This Agreement is, and the documents and instruments to be executed pursuant hereto and referred to in Section 3.6, upon execution and delivery thereof by the Company and the other parties thereto, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity and subject to any limitations on the enforcement of indemnity obligations under applicable federal and state securities laws. The execution, delivery and performance of this Agreement and issuance of the Purchased Shares and the Conversion Shares issuable in respect thereof have been duly authorized by all necessary corporate or other action of the Company.

         2.3. Capitalization. The authorized and issued capital stock of the Company and the consideration received and to be received therefor are as set forth in Schedule 2.3.1 of the Schedule Volume. All of the presently outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. As of the Closing Date, the Purchased Shares will be duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable. As of the Closing Date, the relative rights, preferences, restrictions and other provisions relating to the Class C Preferred Shares will be as set forth in Exhibit B attached hereto. As of the Closing Date, the Company will have authorized and reserved for issuance upon conversion of the Purchased Shares sufficient shares of its Common Shares, and the Conversion Shares issued upon such conversion will, upon such issuance, be validly authorized and issued, fully paid and non-assessable. The Company has reserved sufficient Common Shares for issuance upon the exercise or conversion of all outstanding securities exercisable for or convertible into Common Shares and such number of reserved shares is sufficient. Except as provided above or in said Schedule 2.3.1, the Company has not issued any of its shares of its capital stock and there are no outstanding warrants, options or other rights to purchase or acquire any of such shares, nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. There are no preemptive rights with respect to the issuance or sale of the Company's capital stock, other than rights to which holders of Class C Preferred Shares and Conversion Shares are entitled as set forth in Section 4.12 hereof. There are no restrictions on the transfer of the Company's capital stock other than those arising from federal and state securities laws. The Company has no subsidiaries or investments in any other corporation, trust, partnership or business entity and is not a party to any joint venture. Other than as set forth in the Registration Rights Agreement attached hereto as Exhibit E, there are no existing rights with respect to registration under the Securities Act of 1933, as amended, of any securities of the Company. The outstanding shares of the capital stock of the Company are held of record and beneficially by the persons identified in Schedule 2.3.1 in the
Schedule Volume in the amounts indicated therein.

         2.4. Financial Statements and Backlog. Included in Schedule 2.4 of the
Schedule Volume are (i) an audited balance sheet as of December 31, 1992 and statement of income and cash flow for the year then ended and (ii) an unaudited balance sheet as of February 1993 and statement of income and cash flow for such two month period, which statements (including the footnotes thereto) fairly present the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods; provided, however, that the unaudited financials are subject to year-end adjustments which in the aggregate will not be material and may not contain all footnotes required under generally accepted accounting principles. Included in
Schedule 2.4 of the Schedule Volume is a detailed backlog of all firm orders for the Company's products as of February 28, 1993. The Company is not aware of any cancellation or proposed cancellations with respect to the orders contained in the backlog and has no reason to believe that all orders set forth therein will not be delivered on schedule; nor is there any material claim for refunds of monies already paid to the Company, or any reason to believe such claims will be forthcoming.

         2.5. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the latest balance sheet included in Schedule
2.4 of the Schedule Volume (including the footnotes thereto), except for liabilities arising in the ordinary course of its business since the date of said balance sheet, the Company does not have and has not assumed any material accrued or contingent liability arising out of any transaction or state of facts existing prior to the date hereof in any case where the material facts or circumstances giving rise to such liability are known to the Company or in the exercise of reasonable diligence should have been known to the Company (whether such liability is accrued, to become due, contingent, or otherwise and whether or not such liability relates to any predecessor business of the Company).

         2.6. Absence of Certain Developments. Since the date of the latest balance sheet included in Schedule 2.4 of the Schedule Volume, there has been
(i) no material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties or business of the Company,
(ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or the cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company which increase is in excess of an annual rate of $5,000, (vi) no loss, destruction or damage to any property of the Company, whether or not insured, in excess of $10,000 in the aggregate,
(vii) no labor trouble involving the Company where the consequence of such labor trouble may be materially adverse with respect to the Company, and no material change in the personnel of the Company or the terms and conditions of their employment, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Company otherwise than for fair value in the ordinary course of business.

         2.7. Title to Properties. The Company has good and marketable title to all of its tangible properties and assets free and clear of all liens, restrictions or encumbrances, except as specifically disclosed in Schedule 2.7 of the Schedule Volume or in the financial statements and the footnotes thereto included in Schedule 2.4 of the Schedule Volume. The Company owns no real property. All machinery and equipment included in such properties which is necessary to the business of the Company is in reasonable working condition, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease and the Company is not in default under any such lease, which default could cause a materially adverse effect on the properties, assets or business of the Company. To its best knowledge the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to it or to the operation of its owned or leased tangible properties. The Company has not received any notice of violation with which it has not complied, in any case in which the consequences of such violation if asserted by the applicable regulatory authority would be materially adverse with respect to the Company. For purposes of this Agreement, "tangible properties" specifically excludes patent, trademark, copyright, trade secret and other proprietary rights.

         2.8. Tax Matters. All federal, state, county and local taxes, and all applicable taxes owed to foreign jurisdictions, due and payable by the Company have been paid. The provisions for taxes on the latest balance sheet included in
Schedule 2.4 of the Schedule Volume are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company and any applicable taxes owing to any foreign jurisdiction, as of the date of said balance sheet, whether or not assessed or disputed. There exist no unpaid assessments of federal income taxes nor any basis for the assessment of additional federal income taxes on the Company for any fiscal period. The federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no notice of audit has been received. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

         2.9. Contracts and Commitments. The Company does not have and has not assumed any contract, obligation or commitment which involves a potential commitment in excess of $10,000 or which is otherwise material and not entered into in the ordinary course of business, including any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor, sales representative or OEM agreements; agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to the licensing, distribution, development, purchase or sale of software; or pension, profit-sharing, retirement, stock option or other employee benefit plans.

         2.10. No Defaults. The Company is not in default or in noncompliance
(i) under any contract, obligation or commitment or under its Certificate of Incorporation or by-laws, each as amended to date, or (ii) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default or noncompliance could cause a materially adverse effect on the properties, assets or business of the Company. There exists no condition, event or act which after notice, lapse of time, or both, could constitute such a default under any of the foregoing. To the best of the Company's knowledge, no third party is in default under any contract or other instrument, document, or agreement to which the Company is a party or by which it or any of its property is affected, which default may have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted. Without limiting the generality of the foregoing, there are no outstanding claims by any customer of the Company with respect to delivery or performance of the Company's products and all receivables booked with respect to the sale of Company's products are valid and enforceable receivables without offset. The Company has no knowledge of any facts or circumstances which are likely to cause any of the foregoing contracts, obligations or commitments to have a materially adverse effect upon the business or finances of the Company. The Company does not have and never has had any government contracts or subcontracts.

         2.11. Patents; Trade Secrets; Employee Restrictions. The Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trademark, trade secret or other proprietary rights used or to be used its business as presently conducted or contemplated. The Company has not used, and does not use or contemplate making use of, any patent, copyright, trademark, trade secret or other proprietary information or rights of Interqual, Inc. The Company owns no issued patents or patent applications. The Company to the best of its knowledge owns or has a license to use, free and clear of other claims or rights of others, all trade secrets, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. The Company is not infringing, and its planned operations will not infringe, any patent, copyright, trademark or other proprietary right of any other person or entity and the Company is not making unauthorized use of any confidential information or trade secrets of any person or entity, including without limitation any former employer of any of its past or present employees. Neither the Company nor, to the best of the Company's knowledge, any of the Company's employees have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. To the best of the Company's knowledge, the activities of the Company's employees on behalf of the Company do not violate any agreements or arrangements which any such employees have with former employers. To the best knowledge of the Company, no other person is infringing any patent, copyright, trademark, trade secret or other proprietary right of the Company.

         2.12. Effect of Transactions. The execution, delivery and performance by the Company of this Agreement and the Agreement of Shareholders (as hereinafter defined), and the amendment and restatement of the Certificate of Amendment in accordance with Exhibit B, will not conflict with or result in any default under any material contract, obligation, commitment, charter provision, by-law or corporate restriction of the Company or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company except pursuant to this Agreement or the transactions contemplated hereby. The Company's execution and delivery of this Agreement and its performance of the transactions contemplated hereby will not violate any material instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Company, the violation of which might have a material adverse effect on the Company.

         2.13. Litigation. There is no litigation or governmental proceeding or investigation pending against the Company. To the best knowledge of the Company, there is no such litigation, proceeding or investigation threatened against the Company, or which is pending or threatened affecting any of the Company's properties or assets, or is pending or threatened against any officer or key employee of the Company, or is pending or threatened and has a reasonable possibility of calling into question the validity, or materially hindering the enforceability or performance, of this Agreement or any action taken or to be taken pursuant hereto; nor, except as disclosed in Schedule 2.13 to the Schedule Volume, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted with any substantial chance of a recovery which may be materially adverse to the Company.

         2.14. Offerees. Neither the Company, nor anyone acting on its behalf, has in the past or will hereafter sell, offer for sale or solicit offers to buy any of the Securities so as to bring the offer, issuance or sale of the Purchased Shares or the Conversion Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act of 1933, as amended. Assuming that the Purchasers' representations and warranties contained in
Section 5 of this Agreement are true and correct, the offer, issuance and sale of the Purchased Shares are and the Conversion Shares (assuming no change in applicable law) will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and will at the time of issuance have been registered or qualified (or will be at the time of issuance exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state blue sky and securities laws. The Company has complied with all applicable state "blue-sky" and securities laws in connection with the issuance and sale of all other securities issued by the Company.

         2.15. Business. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its present business. The Company is not in violation, and its planned business will not put the Company in violation, of any material law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its business. The Company does not know of any facts or circumstances (including without limitation expressions or other indications of the attitude of the concerned governmental agencies or officials) which are materially adverse with respect to any of the foregoing matters.

         2.16. Information Supplied to Purchasers. Neither (i) this Agreement or the Schedule Volume, (ii) the Business Plan delivered to the Purchasers, as supplemented by this Agreement and the Schedule Volume, nor (iii) any agreement, certificate or other document furnished to the Purchasers by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby, contains or will contain at the time of its delivery any untrue statement of a material fact, and this Agreement, the Schedule Volume, and said other documents and certificates, do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Company which adversely affects or in the future may in the reasonable business judgment of the Company (so far as the Company may now foresee based upon facts now known to the Company) materially adversely affect the same which has not been set forth in this Agreement or in the other documents set forth above furnished to the Purchasers by or on behalf of the Company prior to or on the date hereof. The forecasts and projections of future financial results contained in said Business Plan are based upon information available to the Company as of the date on which such forecasts or projections were made and upon reasonable inferences from such information, but may be subject to revision in the event of changes in the facts and circumstances upon which such forecasts and projections are based which could not reasonably have been foreseen at the date on which such forecasts or projections were made.

         2.17. Brokerage. There are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

SECTION 3.        CONDITIONS OF PURCHASE

         The Purchasers' obligation to purchase and pay for the Purchased Shares shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment on or before and at the Closing Date of the following conditions:

         3.1. Certificate of Company. The representations and warranties of the Company contained in this Agreement, including but not limited to the representations and warranties made in Section 2, shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; each of the conditions hereafter specified in this Section 3 (other than those specified in Sections 3.8 and 3.9) shall have been satisfied; and on the Closing Date a certificate to such effect executed by the Chairman of the Board of the Company shall be delivered to the Purchasers.

         3.2. Opinion of Company Counsel. The Purchasers shall have received from Burns & Levinson and Bingham, Dana & Gould, counsels for the Company, their favorable opinions, dated the Closing Date, substantially in the forms attached hereto as Exhibit C.

         3.3. Authorization. The Board of Directors and shareholders of the Company shall have duly adopted resolutions in form satisfactory to the Purchasers authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof, and the Purchasers shall have received a duly executed certificate of the Secretary or an Assistant Secretary of the Company setting forth a copy of such resolutions and such other matters as may be reasonably requested by the Purchasers.

         3.4. Amendment and Restatement of Certificate of Incorporation. The Amendment and Restatement of the Certificate of Incorporation of the Company as set forth in Exhibit B hereto shall have been duly approved by the shareholders of the Company and filed with the Secretary of State of Delaware and shall provide that none of the Company's Class A or Class B Preferred Shares shall be redeemable before April 1, 1995.

                                      -11-
         3.5. Agreement of Shareholders; Registration Rights Agreement. The Company and certain of its shareholders shall have executed and delivered to the Purchasers an Agreement of Shareholders in the form of Exhibit D hereto (the "Agreement of Shareholders") and the Registration Rights Agreement substantially in the form of Exhibit E hereto.

         3.6. All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto shall be reasonably satisfactory in form and substance to the Purchasers, and the Purchasers shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith. The issuance and sale of the Purchased Shares to the Purchasers shall be made in conformity with all applicable state and federal securities laws.

         3.7. Waivers and Consents. All holders of securities of the Company that (i) have preemptive rights with respect to the issuance of the Purchased Shares, the Conversion Shares or any other securities to be issued in connection with the transactions contemplated hereby or (ii) have the benefit of anti-dilution provisions which would cause a change in the number of securities issuable upon exercise of conversion thereof or a change in the consideration to be paid on such exercise or conversion as a result of the transactions contemplated hereby, shall have waived such preemptive rights and anti-dilution provisions with respect to the transactions contemplated hereby.

         3.8. Purchase of Common Stock. The Purchasers shall pursuant to one or more agreements with holders of Common Shares of the Company (the "Common Shares and Option Agreements"), simultaneously with the purchase of the Purchased shares hereunder, purchase at least 2,500,000 Common Shares of the Company.

         3.9. Due Diligence. The Purchasers shall have completed an accounting and legal due diligence investigation, including a review of the Schedule Volume, and shall be satisfied with the results of such investigation.

         3.10. Termination of Agreements. Each of the following agreements, as amended to date, shall have been terminated:

                  3.10.1. The "Come Along" Stock Option Agreement dated April 19, 1991 between the Company and Charles M. Jacobs;

                  3.10.2. The Voting Agreement dated April 19, 1991 among Charles M. Jacobs, William D. Ryan and the other persons named on the signature pages thereof;

                  3.10.3. The Shareholder Agreement dated April 9, 1984 among the Company, William D. Ryan and the other shareholders named therein; and

                  3.10.4. The Agreement Among Certain Shareholders dated August 4, 1986 Charles M. Jacobs, Alan C. Brewster, M.D. and William D. Ryan.

SECTION 4.        COVENANTS OF THE COMPANY

         The Company shall comply, and shall cause any direct or indirect subsidiaries of the Company to comply, with the following covenants, except as shall otherwise be agreed pursuant to a written consent of a majority in interest of the holders of the Class C Preferred Shares and Conversion Shares delivered in accordance with Section 6.1, and until (i) the Company has redeemed at least 80% of the Class C Preferred Shares or (ii) such time as the Company completes its first public offering of its Common Shares pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") in which (a) the sale price to the public is at least $3.00 per share (appropriately adjusted for stock splits, stock dividends and the like), and (b) aggregate gross proceeds to the Company from the sale of the shares are at least $10,000,000 (a "Substantial Public Offering"). All references to "the Company" in this Section 4 shall be deemed to refer to the Company and its direct and indirect subsidiaries, if applicable on a consolidated basis.

         4.1. Financial Statements. The Company will maintain a system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Purchasers, subject to the provisions of Section 6.5 hereof, (i) within ninety (90) days after the end of each fiscal year, a copy of the balance sheet of the Company as at the end of such year, together with a statement of income and cash flows of the Company for such year, certified by Arthur Anderson & Co. or other independent public accountants of recognized national standing reasonably satisfactory to the Purchasers, prepared in accordance with generally accepted accounting principles and practices consistently applied, (ii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the balance sheet of the Company as of the end of such quarter and statements of income and of cash flows of the Company for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, to be in reasonable detail (provided, however, such financial statements may not contain all footnotes required under generally accepted accounting principles) and to be certified, subject to normal year-end audit adjustments, by the chief financial officer of the Company that to the best of his knowledge they are true and accurate in all material respects as of their dates, (iii) within 20 days of receipt by the Company, any management letters from the Company's accountants and (iv) copies of all financial statements and reports which the Company shall send to its stockholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company may be listed.

         4.2. Budget and Operating Forecast and Monthly Financial Statements. The management of the Company will prepare and submit to the Board of Directors of the Company a budget for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company. The management of the Company shall review the budget monthly and shall advise the Purchasers and the Board of Directors of all material changes therein and all material deviations therefrom. The Company will furnish to each Purchaser within thirty (30) days after the end of each month, other than the last month of any fiscal quarter or of the fiscal year of the Company, a copy of the balance sheet of the Company as of the end of such month and consolidated statements of income and of cash flows of the Company for such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the prior fiscal period, to be in reasonable detail, to be prepared in accordance with generally accepted accounting principles, consistently applied, and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company that to the best of his knowledge they are true and accurate in all material respects as of their dates.

         4.3. Conduct of Business. The Company will continue to engage principally in the business now conducted by it or businesses reasonably related to such business. The Company will keep in full force and effect its corporate existence and all patents and other intellectual property rights used or necessary in its business and, consistent with the disclosures made on Schedule
2.15 to the Schedule Volume, comply with all applicable laws and regulations in the conduct of its business. The Company shall cause each key employee of the Company to execute confidentiality and invention agreements.

         4.4. Payment of Taxes, Compliance with Laws, etc. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will comply with all applicable laws and regulations in the conduct of its business.

         4.5. Adverse Changes. The management of the Company will promptly advise the Board of Directors and each Purchaser of any event which represents a material adverse change in the condition or business, financial or otherwise, of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change. The management of the Company will also promptly advise the Board of Directors and each Purchaser of any violations of the covenants made herein.

         4.6. Insurance. The Company will keep its insurable properties insured by financially sound and reputable insurers against the perils of liability, casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or a similar business of similar size, to the extent that such insurance is available on reasonable terms. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for corporations engaged in the same or a similar business of similar size, to the extent such insurance is available on reasonable terms.

         4.7. Maintenance of Properties. The Company will maintain all properties used or useful in the conduct of its business in reasonably good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

         4.8. Affiliated Transactions. All transactions by and between the Company and any officer, key employee or stockholder of the Company, or persons controlled by or affiliated with such officer, key employee or stockholder shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by the Board of Directors, after full disclosure of the terms thereof.

         4.9. Management Compensation. Compensation paid by the Company to its management will be reasonably comparable to compensation paid to management in companies of similar size, of similar maturity, and in similar industries and approved by the Board of Directors.

         4.10. Use of Proceeds. The Company shall use the proceeds of the sale of the Purchased Shares for general corporate purposes.

         4.11. Board of Directors meetings. The Company shall use its best efforts to cause one nominee of the holders of the Class C Preferred Shares, who shall be designated by a majority in interest of the holders of the Class C Preferred Shares, to be recommended to the stockholders of the Company for election as a director at all meetings of stockholders, or consents in lieu thereof, for such purpose. The Company shall ensure that meetings of its Board of Directors are held at least six times each year and at intervals of not more than three months. The Certificate of Incorporation or By-Laws of the Company shall at all times during which any nominee of the Purchasers serves as director of the Company provide for exculpation and indemnification of the directors to the fullest extent permitted under applicable state law. The Company will use its best efforts to obtain and maintain director's and officer's liability insurance providing coverage for such director of at least $1,000,000 per occurrence, to the extent such insurance is available on reasonable terms.

         4.1.2. Right to Participate in Sales of Additional Securities. If the Company at any time wishes to sell any shares of capital stock of the Company, or bonds, certificates of indebtedness, debentures or other securities convertible into capital stock of the Company or options, warrants or rights carrying any rights to purchase capital stock or convertible securities of the Company to a third party, other than in connection with a Substantial Public Offering, the Company will submit a written offer to the Purchasers identifying the third party to whom such stock, securities, options, warrants or rights are proposed to be sold, and the terms of the proposed sale, and offering to the Purchasers the opportunity to purchase their proportionate share of such securities on terms and conditions, including price, not less favorable to the Purchasers than those on which the Company proposes to sell such securities to any other purchaser. Each Purchaser shall have the right to purchase his proportionate share of such securities based on the ratio which the Common Shares of the Company owned by said Purchaser (including all shares issuable upon conversion of any capital stock of the Company) bears to all the issued and outstanding shares of Common Shares of the Company (including, all such shares issuable upon conversion of then issued and outstanding capital stock of the Company). Each Purchaser which purchases his entire proportionate share pursuant to the preceding sentence shall have the right to purchase his proportionate share of the securities offered to, but not purchased by, other Purchasers based on the ratio which the Common Shares of the Company owned by said Purchaser (including all shares issuable upon conversion of any capital stock of the Company) bears to all the Common Shares of the Company owned or obtainable upon conversion of the Class C Preferred Shares held by all Purchasers which purchase their entire proportionate share pursuant to the preceding sentence. The Company's offer to the Purchasers shall remain open and irrevocable for a period of thirty (30) days. Any shares so offered to the Purchasers which are not purchased pursuant to such offer may be sold by the Company to the purchaser originally named in the offer to the Purchasers on the same terms contained in such offer at any time within 180 days following the date of such offer, but may not be sold to any other person or entity or after such 180-day period without renewed compliance with this Section 4.14. Notwithstanding the above, the Company may issue (i) up to 3,426,624 shares of Common Shares of the Company to employees or directors pursuant to stock options heretofore issued or hereafter issued with the approval of the Board of Directors of the Company, (ii) any securities on the exercise or conversion of any securities exercisable for or convertible into other securities of the Company which are described in Schedule
2.3.1 of the Schedule Volume (iii) to Erik Kriss Common Shares in an amount not in excess of 5% of the number of Common Shares outstanding, on a fully diluted basis, after taking into account the issuance of such shares, the Purchased Shares hereunder and Warrants issued to holders of the Company's Class B Preferred Stock to purchase up to 632,275 Common Shares.

         4.13. Agreement of Shareholders. The Company agrees that it will diligently enforce all of its rights under the Agreement of Shareholders and confidentiality and invention agreements with key employees referred to in
Section 4.3, and that it will not waive or release any such rights or consent to any amendment of any such agreement without the written consent of a majority in interest of the holders of the Class C Preferred Shares or Conversion Shares with respect thereto.

         4.14. Distributions or Redemption of Capital Stock. Except as otherwise expressly provided herein or in Exhibit B, the Company will not declare or pay any dividends (other than a dividend payable in shares of its Common Shares) or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Shares or any other class of its stock, or directly or indirectly redeem, purchase, or otherwise acquire for a consideration any shares of its Common Shares or any other class of its stock (other than repurchases approved by the Director elected by the Class C Preferred Shares) of shares from directors, officers, consultants and employees pursuant to the terms of any equity incentive plans adopted by the Company.

         4.15. No Amendments to Certificate of Incorporation or By-Laws. The Company will not make any amendment to its Certificate of Incorporation or its By-Laws without the consent of the majority in interest of the Class C Preferred Shares and Conversion Shares (on an as-converted basis).

         4.16. Restrictions on Other Agreements. The Company will not enter into any agreement with any party which would restrict the payments due the holders of Class C Preferred Shares upon the mandatory redemption thereof or grant any right relating to the registration of its Common Shares superior to or on a parity with the rights granted to the Purchasers pursuant to the Registration Rights Agreement attached hereto as Exhibit E.

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         It is the understanding of the Company, and each Purchaser hereby severally represents and warrants to the Company with respect to such Purchaser's purchase of Securities hereunder, that:

         5.1. The execution, delivery and performance of this Agreement and the documents and instruments executed pursuant hereto have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement constitutes the valid, legal and binding agreement of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and general principles of equity.

         5.2. The Purchaser was not organized for the purpose of making an investment in the Company and the Purchaser is an "accredited investor" as such term is defined under Rule 501 under the Securities Act. A substantial portion of the Purchaser's business activities consist of investing, purchasing, selling or trading in securities issued by others and its investment decisions are made by persons having such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risk of the investment contemplated hereby. The Purchaser has total assets in excess of $5 million.

         5.3. The Purchaser is acquiring the Securities for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act.

         5.4. The Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act or by Rule 144(k) of the Securities Act. The Purchaser understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. These shares may not be offered, sold, mortgaged, pledged, hypothecated or otherwise transferred or disposed of, unless sold pursuant to Rule 144(k) of the Securities Act of 1993, as amended, without an effective registration statement for such shares under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel satisfactory to the corporation that such registration is not required.

         5.5. The Purchaser has been advised that the Securities have not been and are not being registered under the Securities Act and that the Company in issuing the Purchased Shares is relying upon, among other things, the representations and warranties of each Purchaser contained in this Article 5 in concluding that the offer and sale of the Purchased Shares shall be exempt from the provisions of Section 5 of the Securities Act.

         5.6. There are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser other than Link Resources.

SECTION 6.        GENERAL

         6.1. Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Purchaser and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision; provided, however, that except as otherwise provided herein or therein, changes in or additions to, and any consents required by this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by the holders of at least a majority in interest of the holders of Class C Preferred Shares (on an as-converted basis) and Conversion Shares and (in the case of a change or addition to this Agreement) the Company. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including Securities into which Securities have been converted), each future holder of all Securities, and the Company.

         6.2. Survival of Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to any Purchaser in connection herewith shall be deemed material and to have been relied upon by such Purchaser, and, except as provided otherwise in this Agreement, shall survive the delivery of the Purchased Shares, and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Purchasers' successors and assigns and to transferees of the Securities, whether so expressed or not.

         6.3. Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts.

         6.4. Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         6.5. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         6.6. Notices and Demands. All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient may have furnished for the purpose pursuant to this Section 6.6):

         (A) if to the Company, to the address shown on the signature page hereto;

                  with a copy to:   Bingham Dana & Gould
                                    150 Federal Street
                                    Boston, MA 02110
                                    Attn:  Victor Paci

         (B) if to a Purchaser, to its address shown on Exhibit A hereto; and

                  with a copy to:   Ropes & Gray
                                    One International Place
                                    Boston, MA 02110
                                    Attn:  Mary E. Weber

         (C) if to a permitted assignee of a Purchaser, to its address as designated to the Company in writing (or if none, to the last address of the Assignor given to the Company pursuant to this Section 6.6).

         6.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions or this Agreement.

         6.8. Expenses. At the closing the Company shall pay all reasonable costs and expenses incurred by the Purchasers with respect to the negotiation, execution, delivery and performance of this Agreement and any related documents including, without limitation, the Purchasers' attorneys' fees and expenses and up to $30,000 of any fees and expenses of Link Resources.

         6.9. Termination of Section 4. If the Company's Stock Purchase Agreements dated August 4, 1986 and October 13, 1987 are amended to provide that the Company will not be required to comply with the covenants contained in
Section 4 of each of such agreements, the Company shall not be required to comply with the covenants contained in Section 4 herein at any time when all Purchased Shares shall have been converted into Common Shares.

         [The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                    MEDIQUAL SYSTEMS, INC.

                                    By:     /s/ Eric Kriss
                                        -----------------------------------
                                    Title: President and Chief Executive Officer

                                    Address:

                                    1900 West Park Drive
                                    Westborough, MA 01581

                                    INFORMATION PARTNERS CAPITAL
                                      FUND, L.P.
                                    By Information Partners

                                    By:     /s/ David Dominik
                                        -----------------------------------
                                        Title:  General Partner

                                    BCIP ASSOCIATES

                                    By:     /s/ David Dominik
                                        -----------------------------------
                                        Title:  General Partner

                                    BCIP TRUST ASSOCIATES, L.P.

                                    By:     /s/ David Dominik
                                        -----------------------------------
                                        Title:  General Partner

                                                                       EXHIBIT A

                                   PURCHASERS

                                        Number of Class C                  Aggregate Purchase
                                        Preferred Shares                    Price of Class C
Name and Address                           Purchased                        Preferred Shares
- ----------------                           ---------                        ----------------

Information Partners                       1,870.35                            $1,850,000.00
Capital  Fund, L.P.
Two Copley Place
Boston, MA 02110
Attn: David Dominik

BCIP Associates                               47.64                                47,121.65
Two Copley Place
Boston, MA 02110
Attn: David Dominik

BCIP Trust Associates,                       104.01                               102,878.34
                                           --------                            -------------
L.P.
Two Copley Place
Boston, MA 02110
Attn:  David Dominik

                                           2,022.00                            $2,000,000.00
                                           ========                            =============